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                                                                   EXHIBIT 3.2.2

                                     BY-LAWS
                                       OF
                                  PREMIER BANK


I.                                  OFFICES

         The principal office of the Bank in the State of Missouri shall be located in the City of Jefferson City. Subject to regulatory approval, to the extent required, the Bank may have such other offices, either within or without the State of Missouri, as the Board of Directors may designate or as the business of the Bank may require from time to time.


II.                               SHAREHOLDERS

1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on the third Friday in the month of March in each year, beginning with the year 1996, at the hour of 11:00 a.m. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held on a specified date not longer than ninety (90) days from the date of adjournment.

2. SPECIAL MEETING. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, or shall be called by the President at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Bank entitled to vote at the meeting.

3. PLACE OF MEETING. All meetings of the Shareholders shall be at the office of the Bank or at such other place within or without the State of Missouri as may be designated by the President or the Board of Directors. The Board of Directors may designate any place, either within or without the State of Missouri unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by the majority of Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri.

4. NOTICE OF MEETING. Unless otherwise prescribed by statute, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail. by or at the direction of the President, or the Secretary, or the officers or persons calling the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at the address as it appears on the stock transfer books of the Bank, with postage thereon prepaid.

5. CLOSING OF TRANSFER BOOKS OR FIXING RECORD DATE. For the purposes of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any

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other proper purpose, the Board of Directors of the Bank shall have the power to close the transfer books of the Bank for a period not exceeding fifty (50) days of any meeting of the Shareholders or the date of payment of any dividend or the date from allotment of rights or the date when any change or conversion or exchange of shares shall go into effect. If the stock transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for either the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or for the determination of Shareholders entitled to receive payment of a dividend, only the Shareholders who are Shareholders of record at the close of business on the twentieth (20th) day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

6. VOTING LISTS. The officer having charge of the stock transfer books for shares of the Bank shall make, at least ten (10) days prior to each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof. Said list shall be arranged in alphabetical order, stating the address of and the number of shares held by each Shareholder. Such list, for a period of ten (10) days prior to such meeting, shall be produced and kept on file at the registered office of the Bank and shall be subject to the inspections of any Shareholder during the whole time of the meeting for the purposes thereof.

7. QUORUM. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

8. PROXIES. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by a Shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Bank before or at the time of the meeting. No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy.

9. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders. Voting upon each matter submitted to a vote at a meeting of Shareholders shall be non-cumulative.

10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, foreign or domestic, may be voted by such officer. agent or proxy as the by-laws of that corporation may prescribe, or, in the absence of such provision, as the board of directors of that corporation may determine.


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         Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Bank shall not be voted, directly or indirectly, at any meeting, and shalt not be counted in determining the total number of outstanding shares at any given time.

11. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without holding a meeting if a consent in writing, setting forth the action so taken, shall be signed by no less than a majority of all of the Shareholders entitled to vote with respect to the subject matter thereof.

III.                           BOARD OF DIRECTORS

1. GENERAL POWERS. The business and affairs of the Bank shall be managed by its Board of Directors.

2. TENURE. Each Director shall hold office until the next annual meeting of Shareholders or until his successor shall have been elected and qualified.

3. PLACE OF MEETINGS. Regular and specific meetings of the Board of Directors of the Bank, or of any committee designated by the Board of Directors, both regular and special, may be held at any place either within or without the State of Missouri, and unless otherwise designated as herein provided, shall be held at the office of the Bank.

4. FIRST MEETING OF INITIAL BOARD. The first meeting of the initial Board of Directors for the purposes of electing officers and transacting such other business as may come before the meeting shall be held as soon as conveniently possible upon the issuance of the Bank's Charter by the Division of Finance for the State of Missouri. No notice of such organizational meeting of Directors need be given, provided that a quorum shall be present. If, for any reason, such meeting of the Directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the Directors thereafter called for such purpose pursuant to these By-Laws.

5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on the third Friday of each month, beginning with first month the Bank is open for business, at the hour of 11:30 a.m. for the purpose of transacting of the business prescribed by statute and such additional business as may come before the meeting. If the day fixed for a regular meeting shall be a legal holiday in the State of Missouri such

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meeting shall be held on the next succeeding business day or at such time and place as be determined by resolution of the Board.

6. ANNUAL MEETINGS. Annual meetings of the Board of Directors shall be held immediately after the final adjournment of the annual meeting of the Shareholders.

7. NOTICE OF REGULAR MEETINGS. After the time and place of regular meetings has been determined by a majority of Directors, no notice of any other regular meetings need be given. Notice of any change in the time or place of holding any regular meeting or any adjournment of a regular meeting shall be given by mail or telegram not less than forty-eight (48) hours before such meeting, to all Directors who were absent at the time such action was taken.

8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairperson of the Board or the President or two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for holding any special meeting of the Board of Directors provided that no special meeting be held outside the County and/or City of the principal place of business without the consent of all the members of the Board of Directors.

9. NOTICE. Notice of any special meeting for any purpose or purposes may be given by the President on five (5) days notice delivered personally or mailed to each Director at his business address, or by telegram, or by facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business thereat because the meeting has not been lawfully called or convened.

10. QUORUM. A majority of the Directors of the Bank shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

11. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

12. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors or any committee of the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by all of the members of the Board of Directors or the committee, as the case may be. The Secretary shall file the consents with the minutes of the meeting of the Board of Directors or of the Committee, as the case may be.

13. VACANCIES. In each of the following instances. a vacancy in the Board shall be deemed to have occurred:

                  (1) in the case of death, resignation or disqualification of a director; or

                  (2) in the event a loan from the Bank to a director is designated as a "classified asset" in any examination conducted of the Bank's operations (for purposes of this paragraph,

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                      "classified asset" shall mean any loan or credit
                      classified as substandard, doubtful or loss in an examination of the Bank's operations by its primary regulators).

Upon the occurrence of any of the foregoing events, a majority of the remaining Directors shall elect replacement Director(s) to fill such vacancy or vacancies, who shall serve until the duly qualified successor(s) is (are) elected at the next annual meeting of the Shareholders. A Director elected to fill a vacancy shall serve until the next annual Shareholders' meeting.

14. REMOVAL. At a meeting called expressly for the purpose of removal, one or more of the Directors or the entire Board of Directors may be removed, with or without cause. by a vote of the holders of a majority of the shares entitled to vote at a meeting of the Shareholders. If less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast opposed to such Director's removal would be sufficient to elect him if such votes were then voted at an election of the entire Board of Directors. Such meeting shall be held at the registered office or principal business off-ice of the Bank.

15. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Bank in any other capacity and receiving compensation therefor.

16. PRESUMPTION OF ASSENT. A Director of the Bank who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director's dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Bank immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

17. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of two (2) or more of the Directors of the Bank, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank and may authorize the seal of the Bank to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. A committee may not:

                  (1)      Authorize distributions of assets or dividends

                  (2) Approve action required to be approved by shareholders

                  (3) Fill vacancies on the Board of Directors or any of its committees

                  (4)      Amend the articles of agreement


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                  (5)      Adopt, amend, or repeal by-laws

                  (6) Authorize or approve issuance or sale of contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

18. LOAN COMMITTEE. There shall be a loan committee composed of four (4) Directors and the chief tending officer, appointed by the Board annually or more often. The loan committee shalt have the power to discount and purchase bills, notes, and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority involving loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The loan committee shalt keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

19. INVESTMENT COMMITTEE. There shall be an investment committee composed of three (3) Directors, appointed by the Board annually or more often. The investment committee shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

20. AUDIT. There shall be an examining committee composed of not less than three (3) Directors, exclusive of any active officers, appointed by the Board annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

21. ORGANIZATION. The Chairperson of the Board, and in his or her absence, the President, and in his or her absence the Vice President, and in the absence of the Chairperson of the Board, the President and all the Vice Presidents, a Chairman pro tem, chosen by the Directors present, shall preside at each meeting of the Directors and shall act as Chairman thereof. The Secretary, and in his or her absence the Assistant Secretary, and in the absence of the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the Directors present shall act as Secretary of all meetings of the Directors.

22. MINUTES AND STATEMENTS. The Board of Directors shall cause to be kept a complete record of its meetings and acts.

IV.                                 OFFICERS

1. NUMBER. The officers of the Bank shall be a President, a Vice President, and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

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2.       ELECTION AND TERM OF OFFICE. The officers of the Bank shall be elected by the Board of Directors at the Board's first initial meeting and shall be elected thereafter by the Board of Directors at the Board's annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be held. Each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until such officer's death or resignation or until removal in the manner hereinafter provided.

3. REMOVAL. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Bank will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5. CHAIRPERSON OF THE BOARD. The Board of Directors shall appoint one of its members to be the Chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these by-laws; and shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors,

6. PRESIDENT. The President shall have general executive powers and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Bank.

7. VICE PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

8. SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Bank and see that the seal of the Bank is affixed to all documents the execution of which on behalf of the Bank under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary of State by such Shareholder; (e) sign with the President certificates for shares of the Bank, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Bank; and
(g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

9. THE ASSISTANT SECRETARY. Each Assistant Secretary shall assist the Secretary in the performance of his or her duties, and may at any time perform any of the duties of the Secretary, in case of the death, resignation, absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary, and each Assistant Secretary shall have such other powers and perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.


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10.      CASHIER. The Cashier shall: (a) have custody of and be responsible for all funds and securities of the Bank; (b) keep full and accurate accounts of receipts and disbursements in the corporate books, and deposit all such monies and other valuables in the name of and to the credit of the Bank in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (c) in general perform all of the duties incident to the office of Cashier and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Cashier shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

11. THE ASSISTANT CASHIER. Each Assistant Cashier shall assist the Cashier in the performance of his or her duties, and may at any time perform any of the duties of the Cashier; in case of the death, resignation, absence or disability of the Cashier, the duties of the Cashier shall be performed by an Assistant Cashier, and each Assistant Cashier shall have such other powers and perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the Bank.

V.                                RESIGNATIONS

         Any Director or officer may resign his or her office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Bank, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

VI.                   CONTRACTS, LOANS. CHECKS AND DEPOSITS

1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank, and such authority may be general or confined to specific instances.

2. LOANS. No loans shall be contracted on behalf of the Bank, and no evidences of indebtedness shall be issued in ITS name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Bank, shall be signed by such officer or officers, agent or agents of the Bank and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4. DEPOSITS. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in such banks, trust companies or other depositories as the Board of Directors may select.



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VII.               CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES. Certificates representing shares of the Bank shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers as authorized by law and by the Board of Directors and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Bank as the By-Laws may prescribe.

2. REGISTERED SHAREHOLDERS. The Bank shall be entitled to treat the registered holder of any share or shares of stock whose name appears on its books as the owner or holder thereof as the absolute owner of all legal and equitable interests therein for all purposes and (except as may be otherwise provided by law) shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Bank alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Bank a bond in such sum as it may direct as indemnity against any claim that may be made against the Bank with respect to the certificate alleged to have been lost or destroyed.

VIII.                            CORPORATE SEAL

         The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Bank, the State of incorporation and the words "Corporate Seal."

IX.                             WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Bank under the provisions of these By-Laws or under the provisions of the Articles of Agreement or under the provisions of Chapter 362, R.S.Mo., a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

X.                          MISCELLANEOUS PROVISIONS

1. FISCAL YEAR. The fiscal year of the Bank shall be determined by the Board of Directors.

2. INSPECTION OF BOOKS. The Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Bank (except such as may

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by statute be specifically open to inspection) or any of them shall be open to inspection of the Shareholders, and Shareholders' rights in this respect are and shall be restricted and limited accordingly.

3. CHECKS AND NOTES. All checks and drafts on the Bank's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors, provided, that checks drawn on the Bank's payroll, dividend and special accounts may bear the facsimile signatures, affixed thereto by a mechanical device, of such officers or agents as the Board of Directors may authorize.

4. DIVIDENDS. The Board of Directors shall declare such dividends as the Directors in their discretion see fit whenever the condition of the Bank, in their opinion, shall warrant the same subject to the limitations of Chapter 362, R.S.Mo. and other applicable statutes and regulations. The Board may declare dividends in cash, in property or in capital stock.

5. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson of the Board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with exercise of fiduciary powers of the association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this section 6 are supplementary to any other provision of these bylaws.

6. RECORDS. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

                                   ARTICLE XI
                                 INDEMNIFICATION

         Each Director, Officer, employee or agent, or former Director, Officer, employee or agent of this Bank and his or her legal representatives, shall be indemnified by the Bank against liabilities, expenses, counsel fees and costs reasonably incurred by such Director, Officer, employee or agent or his or her estate in connection with, or arising out of, any action, suit, proceeding or claim in which he or she is made a party by reason of his or her being or having been such Director, Officer, employee or agent; and any person who, at the request of this Bank, served as director, officer, employee or agent of another corporation in which this Bank owned corporate stock and his or her legal representative shall in like manner be indemnified by this Bank if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank; or had no reasonable cause to believe his or her conduct was unlawful. However, in neither case shall the Bank indemnify such Director, Officer, employee or agent with respect to any matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his or her duties as such Director, Officer, employee or agent unless the court in which the action or suit was brought determines upon application that despite the adjudication of liability and in view of all the circumstances of the case, the

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person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise or settlement of any such action, suit or proceeding or claim asserted against such Director, Officer, employee or agent (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement by a majority vote of the Board of Directors and determined that the Director, Officer, employee or agent involved was not guilty of negligence or misconduct, but, in taking such action, any Director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matters, it shall be determined by a Committee of three (3) or more persons appointed by the Shareholders at a duly called special meeting or a regular meeting. In determining whether or not a Director, Officer, employee or agent was guilty of negligence or misconduct in relation to any such matter, the Board of Directors or Committee, as the case may be, may rely conclusively upon an opinion of independent counsel selected by such Board or Committee. The right to indemnification herein provided shall not be exclusive of any other rights not inconsistent herewith to which such Director, Officer, employee or agent may be entitled under the Articles of Agreement, the By-Laws of the Bank, any agreement with the Bank, vote of the Shareholders or disinterested Directors under Section 351 of the Missouri Corporation Laws of 1986, as amended, or otherwise.

NOTWITHSTANDING THE FOREGOING INDEMNIFICATION PROVISIONS, THE BANK SHALL NOT IN ANY EVENT INDEMNIFY ANY INDIVIDUAL OR PERSON AGAINST LIABILITIES, PENALTIES, OR EXPENSES INCURRED AS A RESULT OF AN ADMINISTRATIVE PROCEEDING OR ACTION INSTITUTED AND SUCCESSFULLY CONCLUDED AGAINST SUCH PERSON OR INDIVIDUAL BE A REGULATORY AGENCY.

XI.                                AMENDMENTS

1. AMENDMENT OF BY-LAWS. Subject to applicable taw, these By-Laws may be altered, amended or repealed, and new By-Laws may be adopted by vote of a majority of the Directors, as specified in the Articles of Agreement, at any regular or special meeting of the Directors.

2. INSPECTION. A copy of these By-Laws, with all amendments, shall at all times be kept in a convenient place at the main office of the Bank, and shall be open for inspection to all shareholders during banking hours.

         EXECUTED this 11th day of April, 1995.


                                        /s/ Charles R. Willibrand
                                        ---------------------------------------
                                        Chairperson

ATTEST:

/s/ Mark W. Naeger
--------------------------------------
Secretary




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